                                                                    Exhibit 4.27



                           [FORM OF FACE OF SECURITY]

No.                                                        [up to]* $[_________]

                           8 1/2% Senior Note due 2012

                                                    CUSIP/CINS No.

          Alamosa (Delaware), Inc., a Delaware corporation, promises to pay to ____________________, or registered assigns, on January 31, 2012, the principal amount [of ___________________Dollars]** [as set forth on the Schedule of Increases or Decreases in Global Security annexed hereto]*.

          Interest Payment Dates: January 31 and July 31.

          Record Dates: January 15 and July 15.













--------
* Insert for Global Securities.

** Insert for Definitive Securities

          Additional provisions of this Security are set forth on the back of this Security.

          IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                       ALAMOSA (DELAWARE), INC.,

                                       by:
                                          --------------------------------------
                                          Name:
                                           Title:


                                       by:
                                          --------------------------------------
                                          Name:
                                           Title:




[CORPORATE SEAL]



TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

Dated:
      --------------------

WELLS FARGO BANK MINNESOTA, N.A.,

         as Trustee, certifies
         that this is one of
         the Securities referred
         to in the Indenture.



by:
   -------------------------------------
         Authorized Signatory

                           [FORM OF BACK OF SECURITY]

                           8 1/2% Senior Note due 2012

          [Insert the Global Security Legend(s), if applicable pursuant to the provisions of the Indenture]

          [Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

1.   Interest

          Alamosa (Delaware), Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on January 31 and July 31 of each year, commencing July 31, 2004. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful.

2.   Method of Payment

          The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on January 15 or July 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. The Company will make all payments in respect of a Definitive Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   Paying Agent and Registrar

          Initially, Wells Fargo Bank Minnesota, N.A., a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   Indenture

          The Company issued the Securities under an Indenture dated as of January 20, 2004 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms. The Securities are senior unsecured (subject to Section 4.05 of the Indenture) obligations of the Company.

          Pursuant to the terms of the Indenture, the Subsidiary Guarantors have, jointly and severally, unconditionally guaranteed (a) the full and punctual payment of the principal of, and premium, if any, and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Securities, and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities, according to the terms of the Securities and the Indenture. The Subsidiary Guaranties are subordinated in right of payment to each Subsidiary Guarantor's obligations with respect to Designated Senior Debt.

5.   Optional Redemption

          Except as set forth below, the Securities are not redeemable by the Company prior to January 31, 2008. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on or after January 31 of the years set forth below:

                                                               Redemption
          Period                                               Price
          ------                                               -----
          2008.................................................104.250%
          2009.................................................102.125%
          2010 and thereafter..................................100.000%

          Notwithstanding the foregoing, on or prior to January 31, 2007 the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the Securities issued with the proceeds from one or more Public Equity Offerings, at a redemption price equal to 108.500% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Securities remains outstanding. Any such redemption shall be made within 90 days of such Public Equity Offering upon not less than 30 nor more than 60 days' prior notice.

6.   Sinking Fund

          The Securities are not subject to any sinking fund.

7.   Notice of Redemption

          Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If, on or prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Restricted Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the date of redemption) on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancellation, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase, subject to limited exceptions.

8.   Repurchase of Securities at the Option of Holders upon Change of Control

          Upon the occurrence of a Change of Control, each Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to require the Company to make an offer to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101.0% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

9.   Denominations; Transfer; Exchange

          The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar or any co-registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar or co-registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

10.  Persons Deemed Owners

          Prior to due presentment for the registration of a transfer of this Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

11.  Unclaimed Money

          Subject to any applicable abandoned property laws, if money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request. After any such payment, Holders entitled to the money must look only to the Company and the Subsidiary Guarantors for payment as general creditors and not to the Trustee or any Paying Agent.

12.  Discharge and Defeasance

          Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Securities to redemption or maturity, as the case may be.

13.  Amendment, Waiver

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and
(ii) the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or the premium, if any, or interest on a Security, or (b) a Default in respect of a provision that under Section 9.02 of the Indenture cannot be amended without the consent of each Securityholder affected. Subject to certain exceptions set forth in the Indenture, without notice to or the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article V of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to make any change in Article XI of the Indenture that would limit or terminate the benefits available to any holder of Designated Senior Debt (or representatives therefor) under Article XI of the Indenture; (v) to add Guarantees with respect to the Securities or to release Subsidiary Guarantors from Subsidiary Guaranties as provided in the Indenture;
(vi) to secure the Securities, to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred in the Indenture upon the Company; (viii) to comply with the requirements of the U.S. Securities and Exchange Commission in connection with qualifying, or maintaining the qualification of, the Indenture under the TIA; or (ix) to make any change that does not adversely affect the rights of any Securityholder.

14.  Defaults and Remedies

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

          Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

15.  Trustee Dealings with the Company

          Subject to certain limitations imposed by the TIA and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others

          A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.  Abbreviations

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.......Governing Law

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20. Additional Rights of Holders of Restricted Global Securities and Restricted Definitive Securities.

          In addition to the rights provided to Holders of Securities under the Indenture, Holders of Restricted Global Securities and Restricted Definitive Securities shall have all the rights set forth in the Registration Rights Agreement dated as of January 20, 2004, among the Company, the Subsidiary Guarantors and the other parties named on the signature pages thereof, or in the case of Additional Securities, Holders thereof shall have the rights set forth in one or more registration rights agreements, if any, among the Company, the Subsidiary Guarantors and the other parties thereto, relating to rights given by the Company and the Subsidiary Guarantors to the purchasers of any Additional Securities.

21.  CUSIP Numbers

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

          THE COMPANY WILL FURNISH TO ANY HOLDER OF SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY. REQUESTS MAY BE MADE TO:

                            ALAMOSA (DELAWARE), INC.
                               5225 SOUTH LOOP 289
                              LUBBOCK, TEXAS 79424
                          TELECOPIER NO: (806) 722-1100

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint             agent to transfer this Security on the books
of the Company. The agent may substitute another to act for him.


------------------------------------------------------------

Date:                  Your Signature:
     -----------------                ----------------------

------------------------------------------------------------

(Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.)

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.07 (Asset Sale) or 4.14 (Change of Control) of the Indenture, check the box:

          [ ] Section 4.07           [ ] Section 4.14

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.07 or 4.14 of the Indenture, state the amount that you elect to have purchased:

$

Date:                    Your Signature:
     -------------------                --------------------------------
(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
                    ----------------------------------------------------
                    (Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.)

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

          The initial principal amount of this Global Security is $        . The
following increases or decreases in this Global Security have been made:



                         Amount of decrease     Amount of increase     Principal Amount of    Signature of
                         in Principal Amount    in Principal Amount    this Global Security   authorized signatory
Date of                  of this Global         of this Global         following such         of Trustee or
Exchange                 Security               Security               decrease or increase   Securities Custodian